SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 22, 2000

                              SITESTAR CORPORATION
             (Exact name of registrant as specified in its charter)

                                    000-27763
                            (Commission File Number)


              NEVADA                                       88-0397234
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                          Identification No.)



          16133 VENTURA BOULEVARD, SUITE 635, ENCINO, CALIFORNIA 91436
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (818) 981-4519

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

     Effective November 22, 2000, we have consummated the acquisition of FRE Enterprises, Inc. and FRE Communications, Inc., both Virginia corporations (collectively doing business as "Lynchburg.net")in exchange for 16,583,980 shares of Sitestar Common Stock for 100% of the outstanding shares of Lynchburg.net. Effective upon the closing of the acquisition, we issued 12,437,985 shares of our Common Stock and have reserved 4,145,995 shares of Common Stock that we have agreed to issue on the third anniversary of the acquisition based on certain contingencies. The certain contingencies are related to potential unrecorded and unknown liabilities. Sitestar used a market price of $0.20 per share to determine the amount of shares issued and reserved to Lynchburg.net. The market price was determined by taking the average closing price of Sitestar's common stock for an eight day trading period starting
November 6, 2000 and ending November 15, 2000. The aggregate purchase consideration for Lynchburg.net based on the number of shares issued and reserved multiplied by the average market price of $0.20 per share is $3,316,796.

     Lynchburg.net is an Internet service provider, web development and computer sales and service company based in Lynchburg, Virginia. As of October 31, 2000,
(i) Lynchburg.net provided Internet access, computer sales and service and other Internet services to approximately 3,400 customers in the Southern Virginia area and (ii) its estimated revenues for the ten months ended October 31, 2000 were $1.45 million. Based on our current estimates we believe that Lynchburg.net's annualized revenues would be approximately $1.75 million for the fiscal year ending December 31, 2000.

     We believe the acquisition of Lynchburg.net would enhance our primary strategy of consolidating small Internet service providers in the rural markets of the mid-Atlantic region by enlarging our service footprint. This recent acquisition increases our Internet access customer base to over 10,000 subscribers.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired.

     It is impracticable to provide the required financial statements for the acquired business referred to in Item 2 above. The registrant intends to file such financial statements as soon as practicable but not later than 60 days after the report on Form 8-K must be filed with respect to such acquisition.

     (b) Pro forma Financial Information.

     It is impracticable to provide the required pro forma fiancial information for the acquired business referred to in Item 2 above. The registrant intends to file such financial statements as soon as practicable but not later than 60 days after the report on Form 8-K must be filed with respect to such acquisition.

     (c) Exhibits.

     There is attached hereto the following exhibit:


Exhibit
Number            Exhibit Title/Description
----------        -------------------------------

99.1 Purchase Agreement by and between Sitestar Corporation and FRE Enterprises, Inc., dated as of November 2, 2000.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 7, 2000           Sitestar Corporation
                                  (Registrant)


                                  By:  /s/ Frederick Manlunas
                                     ------------------------------
                                       Frederick Manlunas
                                       Chairman